Exhibit 3

Organizational Regulations

of

ACE Limited

with registered office in Zurich, Switzerland

Contents

CONTENTS			2
1.	BASICS AND SCOPE OF APPLICATION		4
	1.1	Basics	4
	1.2	Scope of Application	4
	1.3	Executive Bodies of the Company	4
2.	BOARD OF DIRECTORS		4
	2.1	Statutory Powers and Responsibilities	4
	2.2	Further Powers and Responsibilities	6
	2.3	Delegation of Management to Chief Executive Officer and Executive Management	7
	2.4	Constitution	8
	2.5	Meetings, Convocation of Meetings, Agenda	8
	2.6	Quorum, Passing of Resolutions and Minutes	9
	2.7	Right to Request Information and Reporting	9
	2.8	Composition and Independence	10
3.	THE CHAIRMAN		10
	3.1	Powers and Responsibilities	10
	3.2	Substitution	10
4.	LEAD DIRECTOR		10
5.	COMMITTEES, IN GENERAL		11
	5.1	Purpose, Powers and Responsibilities in General	11
	5.2	Composition and Eligibility	11
	5.3	Term	12
	5.4	Meetings, Convocation of Meetings, Agenda	12
	5.5	Resolutions and Proposals to the Board of Directors	12
6.	AUDIT COMMITTEE		13
	6.1	Meetings	13
	6.2	Purpose	13
	6.3	Authority	13
	6.4	Composition	14
	6.5	Duties and Responsibilities	15
	6.6	Reporting	19
7.	COMPENSATION COMMITTEE		19
	7.1	Meetings	19
	7.2	Purpose	20
	7.3	Authority	20
	7.4	Composition	20
	7.5	Duties and Responsibilities	21
	7.6	Reporting	23
8.	EXECUTIVE COMMITTEE		23
	8.1	Meetings	23
	8.2	Purpose	23

	8.3	Authority	24
	8.4	Composition	24
	8.5	Duties and Responsibilities	24
	8.6	Reporting	25
9.	RISK & FINANCE COMMITTEE		25
	9.1	Meetings	25
	9.2	Purpose and Mission Statement	25
	9.3	Authority	25
	9.4	Composition	26
	9.5	Duties and Responsibilities	27
	9.6	Reporting	29
10.	NOMINATING AND GOVERNANCE COMMITTEE		30
	10.1	Meetings	30
	10.2	Purpose	30
	10.3	Authority	30
	10.4	Composition	31
	10.5	Duties and Responsibilities	31
	10.6	Reporting	34
11.	OTHER COMMITTEES		34
12.	DELEGATE		34
	12.1	Powers and Responsibilities	34
	12.2	Further Powers and Responsibilities	35
13.	EXECUTIVE MANAGEMENT		35
	13.1	Powers and Responsibilities	35
	13.2	Appointments	36
	13.3	Meetings, Convocation of Meetings, Agenda	36
	13.4	Quorum and Minutes	36
14.	GROUP INTERNAL AUDIT		37
	14.1	Responsibilities	37
	14.2	Organization	37
	14.3	Professional Standards	37
	14.4	Independence	37
15.	GENERAL PROVISIONS		38
	15.1	Signatory Powers	38
	15.2	Conflict of Interest	38
	15.3	Non-Disclosure	38
	15.4	Returning of Files	38
16.	BUSINESS YEAR		38
17.	FINAL PROVISIONS		39
	17.1	Entering into Force	39
	17.2	Review and Amendments	39
18.	INDEMNIFICATION		39

1.	BASICS AND SCOPE OF APPLICATION

1.1	Basics

The board of directors of ACE Limited, Switzerland, (“Company”) issues the following organizational regulations (“Organizational Regulations”) based on art. 716b CO and art. 19 of the articles of association of ACE Limited (“Articles of Association”).

1.2	Scope of Application

The Organizational Regulations define the organization and responsibilities of the executive bodies, i.e. the board of directors and its members (“Board Members”), its committees and its chairman, the delegate of the board of directors and the chief executive officer as well as the executive management of the Company and its subsidiaries (together with the Company the “Group”). They implement and supplement applicable law and the Articles of Association by establishing binding rules regarding the organization of the Group and its overall management.

1.3	Executive Bodies of the Company

The executive bodies of the Company are:

(a)	the board of directors of the Company (“Board of Directors”);

(b)	the chairman of the Board of Directors (“Chairman”);

(c)	the committees of the Board of Directors (“Committees”);

(d)	the delegate of the Board of Directors (“Delegate”) and the chief executive officer of the Company (“Chief Executive Officer”); and

(e)	the executive management (“Executive Management”).

2.	BOARD OF DIRECTORS

2.1	Statutory Powers and Responsibilities

2.1.1	The Board of Directors is entrusted with the ultimate management of the Company, the overall supervision of the Group as well as with the supervision and control of management.

The Board of Directors is entitled to pass resolutions on all matters which are not delegated to, or reserved for, the shareholders meeting or another body of the Company by law, the Articles of Association or the Organizational Regulations.

2.1.2	The Board of Directors has the following (non-transferable) duties and competences with regard to the Company and the Group:

(a)	to ultimately manage and direct the Company and the Group and to issue the necessary directives;

(b)	to determine the overall organization and strategy;

(c)	to organize the finances, in particular determine the applicable accounting principles, the structuring of the accounting system, of the financial controls and of the internal audit as well as the financial planning;

(d)	appointment and removal of a Delegate and his/her deputy;

(e)	appointment and removal of the members of the Executive Management and of the internal audit, and to grant signatory power;

(f)	to verify the professional qualifications of the specially qualified independent auditors of the Company;

(g)	to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives;

(h)	preparation of the business report (including the financial statements) as well as the preparation of the shareholders meetings, and the implementing of its resolutions;

(i)	to pass resolutions regarding increases in share capital, as far as they are within the competence of the Board of Directors (art. 651 para. 4 CO) as well as the adoption of capital increases and the amendments to the Articles of Association entailed therewith;

(j)	propose reorganization measures to the shareholders meeting if half the share capital is no longer covered by the Company’s net assets;

(k)	notification of the judge (filing for bankruptcy) in the case of over-indebtedness;

(l)	to decide on agreements relating to mergers, spin-offs, conversions and/or transfer of assets (Vermögensübertragung) pursuant to the Swiss Merger Act (Fusionsgesetz).

2.2	Further Powers and Responsibilities

The Board of Directors has the following further powers and responsibilities with regard to the Company and the Group:

2.2.1	Regarding the Board of Directors:

(a)	appointment and removal of the Chairman, the Lead Director, the Delegate and the Secretary, who need not to be a member of the Board of Directors;

(b)	appointment and removal of the members of the Committees;

(c)	determine the compensation of the Board Members, the Chairman, the Delegate and the Executive Management;

(d)	consider the reports and recommendations submitted to it by the Committees and resolve on the proposals of the Committees;

(e)	propose upon recommendation by the nominating and governance committee (“Nominating and Governance Committee”) to the shareholders meeting candidates for election or re-election to the Board of Directors; and

(f)	yearly review of the performance of the Board of Directors, the Committees and the Board Members.

2.2.2	Regarding operational matters:

(a)	have overall responsibility for corporate governance matters and the authority to delegate responsibilities to its Committees and the Executive Management, as it deems appropriate;

(b)	appoint and remove the members of the Executive Management;

(c)	determine the strategy of the Group and review of the strategy of the Executive Management;

(d)	determine and amend the structure of the Group, designate the business segments;

(e)	approval of the medium and short term business plan of the Group, on the basis of the strategic goals;

(f)	determine the risk tolerance level and monitor the risk development, in conjunction with the risk & finance committee (“Risk & Finance Committee”);

(g)	resolve on material acquisitions, dispositions, investments, strategic and financing transactions;

(h)	be informed of provisions and write-offs and depreciations outside the ordinary course of business;

(i)	approve capital market transactions on the account of the Group, including buy-backs of Company shares;

(j)	delegate management powers and responsibilities to Committees, Board Members and the Executive Management;

(k)	approve an upper limit for aggregate debt issuances, credit facilities or similar instruments (incl. repo facilities and letter of credit facilities);

(l)	approve year-end reports of the Company and the Group, subject to the authority of the shareholders meeting;

(m)	review and consider periodic core business status reports as well as reports on major business transactions and events;

(n)	review the Group’s adherence to legal, regulatory and compliance standards and the status of significant legal, regulatory or compliance matters, in conjunction with the audit committee (“Audit Committee”);

(o)	assess, on an annual basis, the performance of the Chief Executive Officer and the members of the Executive Management; and

(p)	approve the compensation principles of the Group upon recommendation of the compensation committee (“Compensation Committee”).

2.3	Delegation of Management to Chief Executive Officer and Executive Management

The Board of Directors delegates the management of the Company and the Group to the Chief Executive Officer and the other members of the Executive Management as provided for by these Organizational Regulations.

Board Members will have complete and open access to the Chief Executive Officer, chief financial officer, general counsel, chief compliance officer and the head of internal audit.

2.4	Constitution

The Board of Directors shall elect a Chairman as well as a Lead Director (who also acts as vice-chairman) from amongst its members. The Chairman may also be appointed as the Chief Executive Officer, i.e. the Delegate.

The Board of Directors shall appoint a Secretary (a person keeping the minutes and assisting in the preparation of board meetings) who need not to be a member of the Board of Directors.

2.5	Meetings, Convocation of Meetings, Agenda

2.5.1	The Board of Directors shall be convened whenever required by business, a minimum of four times a year.

2.5.2	Meetings shall be convened by the Chairman or, in his/her absence, by another Board Member. Each Board Member shall be entitled to request an immediate convening of a meeting and shall, in this event, set forth the items to be discussed.

2.5.3	Meetings shall be announced at least 10 (ten) calendar days in advance by letter, facsimile or e-mail. Items on the agenda shall be set forth in this correspondence.

In case of urgency shorter notice periods are permitted. If all Board Members are present and agree, deviations from these formal requirements are permitted; in particular, decisions can be taken that are not mentioned on the agenda.

Furthermore, these formal requirements do not have to be observed, if a meeting is only convened in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

2.5.4	The Chairman, or in his/her absence, a vice-chairman or, in their absence, another Board Member, shall chair the meetings.

2.5.5	At board meetings, each Board Member shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

2.6	Quorum, Passing of Resolutions and Minutes

2.6.1	A board quorum shall be constituted when a majority of the Board Members are present in person or participate using some alternative means of instant communication.

A quorum of Board Members shall not be required in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

2.6.2	The Board of Directors shall pass its resolutions with the majority of the votes cast. In case of a tie of votes, the Chairman shall not have the casting vote. Board Members may not be represented.

2.6.3	Board resolutions may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no Board Member requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5 (five) calendar days after hearing of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of a majority of all of the Board Members.

2.6.4	Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar means of instant communication provided that (i) all Board Members can be reached by such means and (ii) no Board Member, when contacted for such conference, requests deliberation in a meeting.

2.6.5	All resolutions shall be recorded. The minutes shall be signed by the Chairman and the person keeping the minutes and must be approved by the Board of Directors.

2.7	Right to Request Information and Reporting

2.7.1	Each Board Member is entitled to request information from the Chairman on all Company and Group matters.

2.7.2	At every meeting the Delegate shall inform the Board of Directors on the current course of business and on important business developments of the Company and the Group. The Board of Directors shall be informed promptly of any extraordinary business development. If necessary, members of the Executive Management may be invited to attend board meetings. Board Members shall be informed of extraordinary occurrences immediately by way of circulating letter, or, if necessary, also by telephone, facsimile or e-mail.

2.7.3	Each Board Member is also entitled to request information or access to business documents in the intervals between board meetings. Such requests shall be addressed in writing to the Chairman of the Board of Directors.

2.7.4	To the extent necessary to fulfill his/her duties, each Board Member may request from the Chairman authorization to review books and records of the Company. If the Chairman rejects the Board Member’s request for information, for a hearing or for an inspection, then the Board of Directors shall decide on such request.

2.8	Composition and Independence

The Board of Directors shall submit nominations of new Board Members for election at the shareholders meeting that ensure an adequate size and well-balanced composition of the Board of Directors and further ensure that a majority of the Board Members are independent within applicable legal and stock exchange requirements.

3.	THE CHAIRMAN

3.1	Powers and Responsibilities

3.1.1	The Chairman shall convene board meetings and take the chair. Together with the person keeping the minutes, he/she shall sign the minutes regarding the deliberations and resolutions of the Board of Directors.

The Chairman shall preside over the shareholders meeting. Together with the person keeping the minutes, he/she shall sign the minutes of the shareholders meeting.

The Chairman has the right to call in third parties as advisors in meetings of the Board of Directors.

3.1.2	In addition, the Chairman shall have the responsibilities delegated to him/her by law, the Articles of Association and the Organizational Regulations.

3.2	Substitution

If the Chairman of the Board of Directors is prevented from performing his/her duties, they shall be performed by the Lead Director.

4.	LEAD DIRECTOR

The Board of Directors shall appoint a Lead Director, who shall have the following responsibilities, together with such others as the Board of Directors might from time to time specify:

(a)	to participate with the Chairman and the Delegate in establishing the agenda for board meetings, and to circulate to the other Board Members the proposed agenda so as to receive and incorporate their suggestions as to additional agenda items;

(b)	to preside at executive sessions of the non-management and the independent Board Members;

(c)	to work with the Nominating and Governance Committee in the Board of Directors’ performance evaluation process;

(d)	to facilitate communication between Board Members and the Chairman, the Delegate and the Chief Executive Officer, respectively, without in any way becoming the exclusive means of such communication;

(e)	to help assure that all Board Members receive on a timely basis the reports, background materials and resources necessary or desirable to assist them in carrying out their responsibilities;

(f)	to monitor the Company’s mechanism for receiving and responding to communications to the Board of Directors from shareholders;

(g)	to respond to shareholder inquiries regarding matters other than audit-related matters; and

(h)	to monitor the Board of Directors’ activities to ensure sound corporate governance.

5.	COMMITTEES, IN GENERAL

5.1	Purpose, Powers and Responsibilities in General

5.1.1	The Board of Directors may allocate the preparation and implementation of its resolutions and the supervision of the business of the Company and the Group to Committees. The Committees shall timely inform the Board of Directors on its findings and actions.

5.1.2	The Committees have the right, at any time and in their discretion, to make or request inquires in all matters falling into their responsibilities. By doing so, they shall take into account the industry practice and general principles of best practice. They may, if required, hire independent legal advisors, auditors or other experts, in particular to establish a comparison with general principles of best practice. The expenses shall be borne by the Company.

5.2	Composition and Eligibility

Each Committee is constituted by a chairman and at least one further member, each appointed by the Board of Directors among its members.

5.3	Term

The term of a membership in a Committee is one year upon appointment.

5.4	Meetings, Convocation of Meetings, Agenda

(a)	Meetings of the Committees shall be convened whenever required by business, usually on the day before an ordinary board meeting.

(b)	Meetings shall be convened by the chairman of the Committee. Each member of a Committee shall be entitled to request an immediate convening of a Committee meeting and must, in this event, set forth the items to be discussed.

(c)	The chairmen of the Committees may invite other participants than the members of the Committees and the participants provided for in the Organizational Regulations.

(d)	The chairmen of the Committees prepare the meetings and invite the participants with advisory functions. The meetings are chaired by the chairman of the Committee.

(e)	The chairman of the Committee may exclude members of the Executive Management from meetings or from parts of a meeting.

5.5	Resolutions and Proposals to the Board of Directors

(a)	A Committee quorum shall be constituted when a majority of the members of the Committee are present in person or participate using some alternative means of instant communication.

(b)	The Committees shall pass their resolutions and adopt proposals to the Board of Directors with the majority of the votes cast. In case of a tie of votes, the chairman shall not have the casting vote.

(c)	Committee resolutions and proposals to the Board of Directors may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no member requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5 (five) calendar days after hearing of the proposed resolution or proposal. Committee resolutions and proposals by means of written resolutions require the affirmative vote of a majority of all of the Committee members.

(d)	All resolutions shall be recorded. The minutes shall be signed by the chairman of the Committee and the person keeping the minutes and must be approved by the next meeting of the Committee.

6.	AUDIT COMMITTEE

6.1	Meetings

6.1.1	Meetings of the Audit Committee are convened in accordance with Clause 5.4. Additionally, the external auditors and the head of internal audit may request a meeting.

6.1.2	Permanent participants with advisory functions are the Chairman, the Delegate, the Chief Executive Officer, the chief financial officer and the head of internal audit. Representatives of the external auditors may be invited if required.

6.1.3	At each meeting there shall be a part without participation of any member of the Executive Management for discussions between the head of internal audit and representatives of the external auditors.

6.2	Purpose

6.2.1	The Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the Company’s compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent auditors.

6.2.2	The Audit Committee shall prepare the report required by the rules of the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

6.2.3	The Company’s independent auditors shall have ultimate accountability to the Audit Committee and the Board of Directors.

6.3	Authority

6.3.1	The Audit Committee shall have the sole authority to propose to the Board proposals for the shareholders meeting regarding the election or dismissal of the Company’s independent auditors. The Audit Committee shall consult with the Board regarding any such decision.

6.3.2	The Audit Committee shall have the sole authority to approve audit engagement fees and terms as well as any significant non-audit relationship with the Company’s independent auditors.

6.3.3	The Company’s chief internal audit officer shall have reporting authority to the Audit Committee.

6.3.4	The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the committee.

6.3.5	The Audit Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel, independent auditor or outside actuaries to attend a meeting of the committee or to meet with any members of, or consultants to, the Audit Committee.

6.3.6	The Audit Committee may form and delegate authority to subcommittees when appropriate.

6.3.7	The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of (i) compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any special legal, accounting or other consultants employed by the committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

6.4	Composition

6.4.1	The Audit Committee shall consist of at least three Board Members, including a chairman, each selected from and by the Board of Directors, upon the recommendation of the Nominating and Governance Committee. Any Audit Committee member may be removed by the Board of Directors upon the recommendation of the Nominating and Governance Committee. Members of the Audit Committee shall disclose to the Board of Directors whether or not they are members of the audit committee of any other public companies. If a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board of Directors shall determine if such simultaneous service would impair the ability of such prospective member to effectively serve on the Audit Committee.

6.4.2	Board Members’ fees (including equity-based awards), including fees for serving on committees of the Board of Directors, shall be the only compensation members of the Audit Committee may receive directly or indirectly from or on behalf of the Company.

6.4.3	Each member of the Audit Committee shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as such requirements are interpreted by the Board of Directors in its business judgment.

6.4.4	Each member of the Audit Committee shall have such level of experience and expertise in accounting, financial and related matters, as determined by the Board of Directors in its business judgment, as shall enable him or her to effectively fulfill his or her duties as a member of the Audit Committee and to comply with applicable U.S. Securities and Exchange Commission and New York Stock Exchange rules, in each case as such rules are interpreted by the Board of Directors in its business judgment. At least one member of the Audit Committee shall have the attributes of an “audit committee financial expert” (as defined by the U.S. Securities and Exchange Commission) as determined by the Board of Directors.

6.4.5	The Company shall provide appropriate orientation for new members of the Audit Committee, and ongoing continuing education programs for existing members, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance. Members of the Audit Committee are encouraged, but not required, to periodically pursue or obtain, at the Company’s expense, appropriate programs, sessions or materials as to the responsibilities of members of audit committees of publicly-traded companies.

6.5	Duties and Responsibilities

6.5.1	General

(a)	The Audit Committee shall meet at such intervals as it determines, but not less frequently than quarterly.

(b)	If necessary, the Audit Committee shall institute special investigations and, if appropriate, hire special counsel or experts to assist.

(c)	The Audit Committee shall meet, either alone or together with one or more other independent Board Members that are not members of the Audit Committee, regularly with the Chief Executive Officer, the chief financial officer, the general counsel, the global ethics and compliance officer, the chief internal audit officer and the independent auditors in separate executive sessions.

(d)	The Audit Committee shall perform other oversight functions as requested by the full Board of Directors.

6.5.2	Enterprise Risk Management

(a)

Discuss and review policies with respect to risk assessment and risk management as contemplated by applicable rules, including those of the New York Stock Exchange. In connection with this the Committee may conduct joint meetings with the Company’s Risk & Finance Committee, which the Board has established for purposes of risk assessment and risk management as described in its charter. The processes the Company has in place with respect to risk assessment and management will be reviewed in a general manner on at least an annual basis to help ensure compliance herewith by the Audit Committee, which may include joint meetings with the Risk & Finance Committee.

6.5.3	Internal Controls and Internal Audit

(a)	The Audit Committee shall review the adequacy of the Company’s internal control structure.

(b)	The Audit Committee shall review the proposed activities, organizational structure and qualifications of the internal audit function.

(c)	The Audit Committee shall review the appointment and replacement of the chief internal audit officer.

(d)	The Audit Committee shall receive and review a report from the chief internal audit officer on the results of internal audits and follow-up on completed internal audits.

(e)	The Audit Committee shall review any proposed public disclosures regarding an assessment or evaluation of the Company’s internal controls and procedures for financial reporting every quarter.

6.5.4	Independent Audit and Independent Auditors

(a)	The Audit Committee shall nominate the Company’s independent auditors, subject to approval by the Company’s shareholders, and recommend the dismissal of the Company’s independent auditors, subject to approval by the Company’s shareholders. The Audit Committee shall consult with the Company’s Board regarding any such decision and recommend that the Board include such nomination or recommendation as proposals for shareholder action.

(b)	The Audit Committee shall review and approve the independent auditors’ proposed audit scope, approach, staffing and fees and verify the professional qualifications of the specially qualified independent auditors of the Company.

(c)	The Audit Committee shall pre approve all audit and, unless applicable law permits otherwise, permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the Audit Committee.

(d)	At least annually, the Audit Committee shall obtain and review a report by the Company’s independent auditors describing the independent auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

(e)	The Audit Committee shall receive on a periodic basis, not less frequently than annually, from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, including each non-audit service provided to the Company.

(f)	The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

(g)	The Audit Committee shall evaluate together with the Board of Directors the qualifications, performance and independence of the independent auditors, including the lead engagement partner, and, if required by applicable law or regulation, or otherwise so determined by the Audit Committee, replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

(h)	The Audit Committee shall take appropriate action, including recommending that the Board of Directors take appropriate action, as necessary, in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

(i)	The Audit Committee shall discuss with the independent auditors the matters required to be discussed by statement on auditing standards no. 61 relating to the conduct of the audit.

(j)	The Audit Committee shall receive and review with management any management letter provided by the independent auditors and the Company’s response to that letter; the Audit Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

(k)	The Audit Committee shall review and approve hiring policies for employees or former employees of the independent auditors.

6.5.5	Loss Reserves

The Audit Committee shall receive and review periodically, but not less than annually, a report of the Company’s chief actuary on the Company’s loss and loss expense reserves, including any reports of outside actuaries.

6.5.6	Financial Statement Review

(a)	The Audit Committee shall review and discuss with management and the independent auditors, the Company’s annual audited financial statements and management’s discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

(b)	The Audit Committee shall review and discuss with management and the independent auditors, the Company’s quarterly financial statements, management’s discussion and analysis and the results of the independent auditors’ review of the quarterly financial statements.

(c)	The Audit Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

(d)	The Audit Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles (which shall be communicated to the Audit Committee by the Company’s chief financial officer as soon as reasonably practicable), the selection and disclosure of critical accounting estimates, and the effect of alternative assumptions, estimates or accounting principles on the Company’s financial statements.

(e)	The Audit Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.5.7	Compliance Matters

(a)	The Audit Committee shall review the Company’s policies and procedures regarding compliance with the company’s code of conduct.

(b)	The Audit Committee shall obtain reports from management regarding compliance with the Company’s code of conduct and any known or reported conflicts of interest.

(c)	The Audit Committee shall review with the Company’s counsel legal and regulatory matters.

(d)	The Audit Committee shall review and approve procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.5.8	Other

(a)	The Audit Committee shall review and reassess the adequacy of this section 6 and its charter annually and recommend any proposed changes to the Board of Directors for approval.

(b)	The Audit Committee shall annually review its own performance.

(c)	The Audit Committee shall have the right to excuse any Audit Committee member from a meeting or portion thereof to permit the remaining members of the Audit Committee to discuss or act on any matter for which, in the Audit Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

(d)	The Audit Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

6.6	Reporting

6.6.1	The Audit Committee shall keep a record of its proceedings.

6.6.2	The Audit Committee shall report to the Board of Directors.

7.	COMPENSATION COMMITTEE

7.1	Meetings

7.1.1	Meetings of the Compensation Committee are convened in accordance with Clause 5.4.

7.1.2	Permanent participants with advisory functions are the Delegate and the Chief Executive Officer. However, they may not participate if their compensation is being determined.

7.2	Purpose

7.2.1	The Compensation Committee shall discharge the Board of Directors’ responsibilities relating to compensation of the Company’s employees and of the members of the Executive Management.

7.2.2	Management will prepare and the Compensation Committee will review and approve the report required by the rules of the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement.

7.3	Authority

7.3.1	The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer and the Chairman, if applicable, or senior executive compensation and shall have the authority to approve the consultant’s fees and other retention terms.

7.3.2	The Compensation Committee also shall have the authority to retain special legal, accounting or other consultants to advise and assist the Compensation Committee.

7.3.3	The Compensation Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

7.3.4	The Compensation Committee may form and delegate authority to subcommittees and management when appropriate and legal.

7.4	Composition

7.4.1	The Compensation Committee shall consist of at least three Board Members, including a chairman, each selected from and by the Board of Directors upon the recommendation of the Nominating and Governance Committee. Any Compensation Committee member may be removed upon the recommendation of the Nominating and Governance Committee.

7.4.2	Each member of the Compensation Committee shall satisfy the independence requirements of the New York Stock Exchange, as such requirements are interpreted by the Board of Directors in its business judgment, and, if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

7.5	Duties and Responsibilities

7.5.1	The Compensation Committee shall establish and oversee the Company’s executive compensation policies, including issues relating to pay and performance, targeted pay positioning (median, percentile etc.), comparison companies, pay mix, and stock ownership. The Company’s compensation policies may vary by location or by line of business.

7.5.2	The Compensation Committee shall periodically assess the Company’s pay structure for senior officers to ensure that it broadly encourages rational and sensible risk taking and does not misalign executive interests with those of shareholders. The Compensation and Risk & Finance Committees shall confer, and meet not less than once per year, to assess whether the Company’s compensation practices and annual decisions provide appropriate incentives for sound and profitable risk taking.

7.5.3	The Compensation Committee shall establish a formal evaluation process for and determine the compensation for the Chief Executive Officer. As part of such process, the Compensation Committee shall review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives as well as the Company’s performance versus its peer group. The Compensation Committee shall recommend the Chief Executive Officer’s compensation level based on this evaluation to the other independent Board Members for approval. The Compensation Committee shall also recommend the Chairman’s compensation, if applicable, to the other independent Board Members for approval.

7.5.4	In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

7.5.5	The Compensation Committee shall review the Chief Executive Officer’s recommendations regarding the compensation of the Company’s other senior officers and determine appropriate compensation levels. Depending on the number of senior officers, the Compensation Committee may restrict itself to reviewing and approving the compensation of the senior officers who are the Chief Executive Officer’s direct reports.

7.5.6	The Compensation Committee shall make recommendations to the Board of Directors with respect to new incentive-compensation and equity based plans, or amendments to any such existing plans, other than plans covering solely outside Board Members.

7.5.7	The Compensation Committee shall approve and ratify awards under incentive-compensation and equity-based plans, including amendments to the awards made under any such plans.

7.5.8	The Compensation Committee shall review and approve, for the Chief Executive Officer, the Chairman and the other senior officers of the Company, (1) employment agreements, severance arrangements and change in control agreements or provisions, in each case, and (2) any special or supplemental benefits, including perquisites.

7.5.9	The Compensation Committee shall consult with the Chief Executive Officer on any proposals to the full Board of Directors regarding decisions to retain or terminate any senior officer, other than the Chief Executive Officer and Chairman (except termination under exigent circumstances), and shall recommend any retention or severance terms for the Chief Executive Officer or the Chairman, if appropriate, to the independent directors for approval and will approve any retention or severance terms for any other senior officer.

7.5.10	The Compensation Committee, in consultation with the Nominating and Governance Committee, shall work with the Chief Executive Officer and the Chairman to make appropriate plans for their respective succession upon retirement, death or disability and review such plans at least annually.

7.5.11	The Compensation Committee shall be responsible for the oversight of management development and evaluation of succession planning for other key senior officers.

7.5.12	The Compensation Committee shall review and approve the lists of peer group companies to which the Company shall compare itself for compensation and performance purposes.

7.5.13	The Compensation Committee shall consult with management on any proposed plans to reorganize the senior management structure of the Company.

7.5.14	The Compensation Committee shall annually review travel and entertainment expenses incurred by the Chief Executive Officer and other senior officers of the Company.

7.5.15	The Compensation Committee shall review and discuss the compensation discussion and analysis with management and, based on this review and discussion, recommend that it be included in the Company’s annual report on Form 10-K and proxy statement.

7.5.16	At its first meeting after each of the Company’s annual general meetings, the Compensation Committee shall consider the results of any advisory votes of shareholders taken at the most recent such annual general meeting with respect to (1) named executive officer compensation (“say-on-pay”) and (2) the frequency of say-on-pay advisory votes, then recommend to the Board of Directors actions (if any) to be taken in light of such advisory voting results.

7.5.17	The Compensation Committee shall review and reassess the adequacy of this section 7 and its charter annually and recommend any proposed changes to the Board of Directors for approval.

7.5.18	The Compensation Committee shall annually review its own performance.

7.5.19	The Compensation Committee shall have the right to excuse any Compensation Committee member from a meeting or portion thereof to permit the remaining members of the Compensation Committee to discuss or act on any matter for which, in the Compensation Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

7.5.20	The Compensation Committee shall have the option to conduct business in an executive session without management present.

7.5.21	The Compensation Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

7.6	Reporting

7.6.1	The Compensation Committee shall keep a record of its proceedings.

7.6.2	The Compensation Committee shall report to the Board of Directors.

8.	EXECUTIVE COMMITTEE

8.1	Meetings

Meetings of the executive committee (“Executive Committee”) are convened in accordance with Clause 5.4. Additionally, the Delegate and the Chief Executive Officer may request a meeting.

8.2	Purpose

In case of urgencies, the Executive Committee is to exercise all the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors, except (a) as limited by

Clause 2.1, the Company’s Articles of Association, rules of the New York Stock Exchange or applicable law or regulation and (b) matters that are specifically reserved for another Committee of the Board of Directors.

8.3	Authority

8.3.1	Except (a) as limited by Clause 2.1, the Company’s Articles of Association, rules of the New York Stock Exchange or applicable law or regulation and (b) matters that are specifically reserved for another committee of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors.

8.3.2	The Executive Committee shall have the authority to retain special legal, accounting or other consultants to advise the Executive Committee.

8.3.3	The Executive Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel or independent auditor or actuary to attend a meeting of the Executive Committee or to meet with any members of, or consultants to, the Executive Committee.

8.4	Composition

8.4.1	The Executive Committee shall consist of the Chairman, the Chief Executive Officer (if other than the Chairman), the Lead Director, not more than two “inside” Board Members recommended by the Delegate and approved by the Board of Directors and the chairmen of each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Risk & Finance Committee.

8.4.2	A quorum shall be constituted according to Clause 5.5(a), provided that at least one such member constituting the quorum shall be a Board Member who is not an executive officer of the Company.

8.4.3	The Chairman shall act as chairman of the Executive Committee.

8.5	Duties and Responsibilities

8.5.1	In addition to exercising the powers and authority of the Board of Directors in the ultimate management of the business and affairs of the Company between the meetings of the Board of Directors within the limitation set forth in Clause 8.3.1, the Executive Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

8.5.2	The Executive Committee shall review and reassess the adequacy of this section 8 and its charter from time to time, as it deems advisable, and recommend any proposed changes to the Board of Directors for approval.

8.5.3	The Executive Committee shall review its own performance from time to time, as it deems advisable.

8.6	Reporting

8.6.1	The Executive Committee shall keep a record of its proceedings.

8.6.2	The Executive Committee shall report to the Board of Directors.

9.	RISK & FINANCE COMMITTEE

9.1	Meetings

9.1.1	Meetings of the Risk & Finance Committee are convened in accordance with Clause 5.4.

9.1.2	Permanent participants with advisory functions are the Delegate, the Chief Executive Officer, the chief financial officer, the chief investment officer and the chief risk officer.

9.2	Purpose and Mission Statement

The Risk & Finance Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management, capital structure, financing arrangements and investments.

The Risk & Finance Committee’s responsibilities include: (a) evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information (the cognitive); (b) oversight of policy decisions pertaining to risk aggregation and minimization, including credit risk (the strategic); (c) assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks (the tactical); (d) oversight of the capital structure and financing arrangements in support of the Company’s plans and consistent with its risk tolerances; and (e) oversight of management’s investment of the Company’s investible assets give input on strategies, and monitor overall conditions and developments, with respect to these assets and, again, to make sure they are consistent with the Company’s risk tolerances.

9.3	Authority

9.3.1	The Company’s chief risk officer shall report to the Chief Executive Officer and to the Risk & Finance Committee.

9.3.2	The Risk & Finance Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the Risk & Finance Committee.

9.3.3	The Risk & Finance Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel, independent auditor or outside actuaries or consultants to attend a meeting of the Risk & Finance Committee or to meet with any members of, or consultants to, the Risk & Finance Committee.

9.3.4	The Risk & Finance Committee may form and delegate authority to subcommittees when appropriate.

9.3.5	The Risk & Finance Committee shall receive appropriate funding, as determined by the committee, from the Company for payment of compensation to any special legal, accounting or other consultants employed by the committee, and ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

9.3.6	Subject to applicable law, the Risk & Finance Committee shall have discretion to approve significant financing or capital transactions as may be delegated by the Board from time to time, including pursuant to general parameters and guidelines approved by the Board. The Risk & Finance Committee shall make recommendations to the Board regarding transactions outside its delegated authority.

9.3.7	The Risk & Finance Committee shall have the authority to approve asset allocation ranges consistent with the portfolio objectives defined in the Company’s Investment Policy. The Risk & Finance Committee shall promptly inform the Board of the establishment of any new asset allocation ranges or modifications to the existing asset allocation ranges.

9.3.8	The Risk & Finance Committee shall have the authority to (i) approve the Company’s written investment guidelines to ensure consistent application of the Investment Policy of the Company, (ii) approve asset allocation ranges, (iii) review the performance of the Company’s investment managers, (iv) direct management to have procedures in place to cause the investment portfolio to be in compliance with guidelines and asset allocation ranges, and (v) such other powers as may be delegated to it from time to time by the Board of Directors.

9.4	Composition

9.4.1	The Risk & Finance Committee shall consist of at least three Board Members, including a chairman, each selected from and by the Board of Directors, upon the recommendation of the Nominating and Governance Committee. Any Risk & Finance Committee member may be removed by the Board of Directors upon the recommendation of the Nominating and Governance Committee.

9.5	Duties and Responsibilities

9.5.1	General. The Risk & Finance Committee shall:

(a)	Meet at such intervals as it determines.

(b)	If necessary, hire special counsel or experts to assist the Risk & Finance Committee in its work.

(c)	Confer with the Audit Committee as necessary to facilitate the Audit Committee’s adherence to New York Stock Exchange and other regulatory requirements as to risk and risk management.

(d)	Meet, either alone or together with one or more other independent directors that are not members of the Risk & Finance Committee, as deemed necessary under the circumstances, with the chief risk officer, chief financial officer, chief accounting officer, treasurer, chief investment officer or any other officer they may choose, together or in separate executive sessions.

(e)	Perform other oversight functions as requested by the full Board.

9.5.2	Enterprise Risk Management. The Risk & Finance Committee shall:

(a)	Monitor the integrity and adequacy of the risk management function of the Company.

(b)	Help ensure that policies, control procedures and practices are in place for the enterprise wide identification and management of the Company’s key risks, including systemic risks that may arise from the Company’s insurance and investment risk-taking activities and its operational footprint.

(c)	Review the methodology for establishing the Company’s overall risk limits and review management’s recommendations regarding risk limits for particular material risks.

(d)	Review the processes and controls pertaining to insurance risk-taking activities, including the policies associated with the pricing of such risks, the use of reinsurance, and the development of new products or lines of business where potentially material.

(e)	Review the processes and controls pertaining to risks associated with investment activities, including asset performance risk, credit risk, asset-liability matching and foreign exchange risk.

(f)	Review the strategies and processes and controls pertaining to operational risks, including business continuity, systems and operations.

(g)	Review the Company’s assessment of emerging risks that could have a significant impact to the Company.

(h)	Review the Company’s procedures to design, validate and use risk-models for business and third-party purposes, including its economic capital model.

(i)	Review risk-related material statements contained in financial statements and SEC filings, and review protocols pertaining to other risk management-related disclosures as required by other laws or regulations.

(j)	Consult with the Compensation Committee at least annually concerning how and to what extent executive compensation structures are conducive to appropriate risk-taking and otherwise take into account enterprise risk management.

9.5.3	Capital Structure and Financing. The Risk & Finance Committee shall:

(a)	Review periodically the Company’s capital structure and the risks related thereto with respect to adequacy and, to the extent deemed necessary, recommend to the Board of Directors alterations to such capital structure.

(b)	Review, discuss and make recommendations to the Board of Directors concerning proposed issuances of equity, debt and other securities and proposed credit and similar facilities.

(c)	Review, discuss and make recommendations to the Board of Directors concerning repurchases of any of the Company’s outstanding securities.

(d)	Review and make recommendations to the Board of Directors concerning the Company’s dividend policy and dividends to be paid.

(e)	Approve the Company’s derivatives policy and any changes thereto.

(f)	Review and recommend to the Board of Directors changes in the Company’s principal treasury policies and guidelines relating to banking and finance matters.

(g)	Monitor and review the Company’s corporate guarantees and make recommendations to the Board of Directors in its reasonable discretion or as directed by the Board of Directors.

(h)	Monitor and review rating agency actions and reports.

9.5.4	Investments. The Risk & Finance Committee shall:

(a)	Establish a written Investment Policy for the Company consistent with the Company’s strategies, goals, objectives and risk tolerances. The Investment Policy and any changes thereto shall be reviewed and approved by the Board of Directors.

(b)	Approve from time to time asset allocation ranges consistent with the portfolio objectives defined in the Company’s Investment Policy. The Risk & Finance Committee shall promptly inform the Board of Directors of the establishment of any new asset allocation ranges or modifications to the existing asset allocation ranges.

(c)	Periodically review the performance of the Company’s investment managers and their compliance with the Company investment guidelines and asset allocation ranges.

9.5.5	Other. The Risk & Finance Committee shall:

(a)	Review and reassess the adequacy of this section 9 and its charter annually and recommend any proposed changes to the Board of Directors for approval.

(b)	Annually review its own performance.

(c)	Execute in its discretion the right to excuse any Risk & Finance Committee member from a meeting or portion thereof to permit the remaining members of the Risk & Finance Committee to discuss or act on any matter for which, in the Risk & Finance Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

(d)	Have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

9.6	Reporting

9.6.1	The Risk & Finance Committee shall keep a record of its proceedings.

9.6.2	The Risk & Finance Committee shall report to the Board of Directors.

10.	NOMINATING AND GOVERNANCE COMMITTEE

10.1	Meetings

10.1.1	Meetings are convened in accordance with Clause 5.4.

10.1.2	Permanent participants with advisory functions are the Delegate, the Chief Executive Officer and the Secretary.

10.2	Purpose

The Nominating and Governance Committee is to assist the Board of Directors in (1) identifying individuals qualified to become Board Members, and recommending to the Board Members nominees for the next annual general shareholders meeting or to fill vacancies; and (2) developing and recommending to the Board of Directors corporate governance guidelines for the Group.

10.3	Authority

10.3.1	The Nominating and Governance Committee shall have the authority to retain and terminate any search firm to be used to identify Board Member candidates and shall have the authority to approve the search firm’s fees and other retention terms.

10.3.2	The Nominating and Governance Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the Nominating and Governance Committee.

10.3.3	The Nominating and Governance Committee may request any other Board Member, officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Nominating and Governance Committee or to meet with any members of, or consultants to, the Nominating and Governance Committee.

10.3.4	The Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate.

10.3.5	The Nominating and Governance Committee shall have authority to conduct a search for, and to make a recommendation to the Board of Directors regarding a new Chief Executive Officer and a new Chairman.

10.3.6	The Nominating and Governance Committee shall have authority to make a recommendation to the Board of Directors regarding the termination of employment of the Company’s Chief Executive Officer and the removal of the Chairman from the position of the Chairman (but not the removal of such individual from his or her membership in the Board of Directors).

10.4	Composition

10.4.1	The Nominating and Governance Committee shall consist of no fewer than three Board Members, including a chairman, each selected from and by the Board of Directors. Any Nominating and Governance Committee member may be removed by the Board of Directors.

10.4.2	Each member of the Nominating and Governance Committee shall be “independent” as defined under applicable U.S. Securities and Exchange Commission and New York Stock Exchange rules, as such requirements are interpreted by the Board of Directors in its business judgment.

10.5	Duties and Responsibilities

10.5.1	Nominations and Board Composition

(a)	The Nominating and Governance Committee shall develop qualification criteria for Board Members, and actively seek, interview and screen individuals qualified to become Board Members for recommendation to the Board of Directors in accordance with the Corporate Governance Guidelines. The Nominating and Governance Committee shall recommend to the Board of Directors potential nominees to the Board of Directors, and the re-nomination of incumbent Board Members as appropriate. The Nominating and Governance Committee shall consider potential nominees recommended by shareholders, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination.

(b)	The Nominating and Governance Committee shall periodically review the compensation and ACE shareholding guidelines of Board Members and make recommendations to the Board of Directors on any recommended changes.

(c)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Board Members who are members of the Nominating and Governance Committee (including qualifications and requirements), the structure (including authority to delegate) and the performance of the Nominating and Governance Committee of the Board of Directors (including reporting to the Board of Directors), and make recommendations to the Board of Directors, as appropriate.

(d)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the qualification of Board Members as “independent” within the meaning of U.S. Securities and Exchange Commission and New York Stock Exchange rules and make recommendations to the Board of Directors with respect to such determinations.

(e)	The Nominating and Governance Committee will prepare and assist each other Committee’s self-evaluation to determine whether such Committees are functioning effectively.

(f)	The Nominating and Governance Committee shall consult with the Compensation Committee in its work with the Company’s Chief Executive Officer and the Chairman in making appropriate plans for the Company’s Chief Executive Officer’s and the Chairman’s succession upon retirement, death or disability.

(g)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the qualification of Audit Committee members as “financially literate” and as having accounting or related financial management expertise within the meaning of New York Stock Exchange rules and as audit committee financial experts within the meaning of U.S. Securities and Exchange Commission rules and make recommendations to the Board of Directors with respect to such determinations.

10.5.2	Corporate Governance

(a)	The Nominating and Governance Committee shall serve in an advisory capacity to the Board of Directors and the Chairman on matters of organizational and governance structure of the Company and the conduct of the Board of Directors.

(b)	The Nominating and Governance Committee will prepare and assist the Board of Directors in conducting a self-evaluation to determine whether the Board of Directors and its Committees are functioning effectively. The full Board of Directors will discuss the evaluation report to determine what, if any, action could improve the performance of the Board of Directors and of the Committees.

(c)	The Nominating and Governance Committee shall review and reassess at least annually the adequacy of the corporate governance guidelines of the Company and recommend any proposed changes thereto.

(d)	The Nominating and Governance Committee shall report annually to the Board of Directors with an assessment of the Board of Directors’ performance, to be discussed with the full Board of Directors following the end of each fiscal year.

(e)	The Nominating and Governance Committee shall recommend to the Board of Directors the designation of officers of the Company as executive officers of the Company for the purposes of U.S. Securities and Exchange Commission reporting requirements.

(f)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Company’s directors’ and officers’ errors and omissions liability coverage and make any recommendations thereto that it deems appropriate.

(g)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the practices and procedures of any political action committees affiliated with the Company to ascertain compliance by such political action committees with applicable laws. For the avoidance of doubt, the Nominating and Governance Committee shall not direct, dictate, control, or directly or indirectly participate in the decision-making process of, any political action committee with regard to contributions or expenditures in connection with elections for any local, State, or Federal office or decisions concerning the administration of such political action committee.

(h)	The Nominating and Governance Committee shall review annually, or more often if appropriate, the Company’s contributions to the ACE Foundation and associated ACE Foundation projects and set any guidelines relating thereto that it deems appropriate.

(i)	The Nominating and Governance Committee shall review reports and disclosures of insider and affiliated party transactions to be provided periodically, and not less than annually, by the Company’s general counsel, and shall approve such transactions, or submit for Board approval, as appropriate.

(j)	At its first meeting after each of the Company’s annual general meetings, the Nominating and Governance Committee shall consider the results of any votes of shareholders taken at the most recent such annual general meeting with respect to corporate governance or similar matters.

10.5.3	The Nominating and Governance Committee shall review and reassess the adequacy of this section 10 and its charter annually and recommend any proposed changes to the Board of Directors for approval.

10.5.4	The Nominating and Governance Committee shall annually review its own performance.

10.5.5	The Nominating and Governance Committee shall have the right to excuse any Nominating and Governance Committee member from a meeting or portion thereof to permit the remaining members of the Nominating and Governance Committee to discuss or act on any matter for which, in the Nominating and Governance Committee’s opinion, the excused member’s participation is not appropriate, and such excused member’s absence in this circumstance shall not be deemed an absence for the purposes of determining a quorum.

10.5.6	The Nominating and Governance Committee shall have such other duties, responsibilities and authorities as the Board of Directors may from time to time delegate.

10.6	Reporting

10.6.1	The Nominating and Governance Committee shall keep a record of its proceedings.

10.6.2	The Nominating and Governance Committee shall report to the Board of Directors.

11.	OTHER COMMITTEES

The Board of Directors may designate one or more additional committees, each such committee to consist of such person or persons as may be designated by the Board of Directors. Except as expressly limited by law or by the Company’s Articles of Association or by resolution of the Board of Directors, any such committee shall have and may exercise such powers and adopt such procedures as the Board of Directors may determine and specify in the resolution designating such committee.

12.	DELEGATE

12.1	Powers and Responsibilities

12.1.1	The Delegate is a member of the Board of Directors (Verwaltungsratsdelegierter) and the Chief Executive Officer of the Executive Management.

12.1.2	If the Board of Directors appointed a Delegate in accordance with Clause 2.1.2(d), this Delegate shall have the following powers and responsibilities:

(a)	heading the Executive Management and convene and chair its meetings;

(b)	liaise between the Board of Directors and the Executive Management in all areas that are not reserved to the Chairman;

(c)	chair the meetings of the Executive Management;

(d)	Supervise and prepare the implementation of the resolutions of the Board of Directors on the ultimate management of the Company;

(e)	supervise the development of the strategies of the Company by the Executive Management; and

(f)	supervise the formation for the top management of the Company.

12.2	Further Powers and Responsibilities

12.2.1	Furthermore, the Delegate has the responsibilities as set forth in the Articles of Association and these Organizational Regulations. In particular, he is responsible and supervises the implementation of the resolutions by the Board of Directors.

12.2.2	The Board of Directors may delegate further powers and responsibilities to the Delegate.

13.	EXECUTIVE MANAGEMENT

13.1	Powers and Responsibilities

13.1.1	The Executive Management shall manage the operations of the Company and the overall business of the Group and shall control all employees of the Company.

13.1.2	In particular, the Executive Management shall exercise the following duties and competencies:

(a)	operational management of the Group, the implementation of the strategic business policy, the implementation of these Organizational Regulations as well as the drawing up of the necessary additional regulations and directives for approval by the Board of Directors as well as the implementation of the approved regulations and directives;

(b)	manage and supervise all on-going business and transactions of the Group within the framework of these Organizational Regulations save for decisions with an extraordinary importance which require prior approval by the Board of Directors;

(c)	preparation for approval by the Board of Directors and implementation of the accounting, financial control and the financial planning;

(d)	prepare and present the annual accounts, the quarterly balance sheet as well as the annual report to the Board of Directors and the subsidiary boards as well as periodical and legally required reporting to these boards regarding the course of business of the individual subsidiaries.

13.2	Appointments

13.2.1	The members of the Executive Management are appointed and removed by the Board of Directors.

13.2.2	The Executive Management is constituted of the Chief Executive Officer, the chief financial officer, the chief accounting officer, the chief investment officer, the general counsel and such other members as the Board of Directors may appoint from time to time.

13.3	Meetings, Convocation of Meetings, Agenda

13.3.1	The Executive Management shall be convened whenever required by business, a minimum of once per month.

13.3.2	Meetings shall be convened by the Chief Executive Officer or, in his/her absence, by another member of the Executive Management. Each member of the Executive Management shall be entitled to request an immediate convening of a meeting and must, in this event, set forth the items to be discussed.

13.3.3	Meetings shall be announced at least one calendar day in advance by letter, facsimile or e-mail. Items on the agenda shall be set forth in this correspondence.

In case of urgency shorter notice periods are permitted. If all members of the Executive Management are present and agree, deviations from these formal requirements are permitted; in particular, decisions can be taken that are not mentioned on the agenda.

13.3.4	The Chief Executive Officer, or in his/her absence his/her deputy, shall chair the meetings.

13.3.5	Each member shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

13.3.6	The Chief Executive Officer shall decide whether individuals not belonging to the Executive Management are to participate in meetings in a consultant capacity.

13.4	Quorum and Minutes

13.4.1	A quorum shall be constituted when an absolute majority of the members of the Executive Management are present in person or participate using some alternative means of instant communication.

13.4.2

The substance of the meeting and any decisions taken by the Executive Management shall be recorded. The minutes shall be signed by the Chief Executive Officer and the person keeping the minutes. Each member of the Executive Management shall receive a copy of the minutes. They shall be considered approved if no remarks to the contrary are made before the end of the next meeting. The minutes shall be accessible for the Board Members at any time.

14.	GROUP INTERNAL AUDIT

14.1	Responsibilities

Group internal audit (“Group Internal Audit”) shall examine and evaluate the adequacy and effectiveness of the Group’s internal control environment, and the quality of performance in carrying out assigned responsibilities to achieve the Group’s goals and objectives.

In fulfilling its responsibilities, Group Internal Audit shall:

(a)	submit audit services plans to the Audit Committee for approval;

(b)	periodically report to the Audit Committee;

(c)	inform the Audit Committee about significant findings during the year; and

(d)	provide any additional information requested by the Audit Committee.

14.2	Organization

The organizational structure of Group Internal Audit and resource requirements necessary for Group Internal Audit to perform its activities shall be defined by the head of Group Internal Audit and submitted to the Audit Committee for approval. The head of Group Internal Audit shall review and approve all new hires and terminations of staff.

14.3	Professional Standards

Group Internal Audit shall adhere to the Group’s guidelines and procedures and Group Internal Audit’s organization and processes manuals and guidelines or to such other standards as required by applicable law or regulation.

14.4	Independence

14.4.1	Group Internal Audit performs its internal audit activities with independence and objectivity. It shall have no direct operational responsibility or authority over any of the activities they review.

14.4.2	Group Internal Audit shall coordinate its activities with other assurance functions in the Group and the external auditor.

15.	GENERAL PROVISIONS

15.1	Signatory Powers

15.1.1	Signatory powers for the Company may be sole (Einzelunterschrift).

15.2	Conflict of Interest

15.2.1	Members of the Board of Directors and of the Executive Management shall avoid any action, position or interest that conflict with the interests of the Company or the Group or give the appearance of a conflict of interest within the Company’s code of conduct or under applicable law.

15.2.2	When a conflict of interest is believed to exist, the relevant member of the Board of Directors and of the Executive Management is obliged to refrain from all discussions of, and abstain from voting upon, all matters touching his/her personal interests or the interests of any individual or legal person, or partnership with whom he/she is closely associated and to inform the Chairman accordingly.

15.3	Non-Disclosure

The Board Members as well as all other executive bodies and employees are obliged to maintain secrecy towards third parties regarding all facts they obtain knowledge of during the performance of their duties. These duties of non-disclosure survive the termination of the relationship of the respective individual with the Company.

15.4	Returning of Files

Upon termination of the relationship with the Company all business files must be returned with the exception of documents used by a Board Member to follow-up his/her own actions.

16.	BUSINESS YEAR

The business year of the Company starts on 1 January and ends on 31 December.

17.	FINAL PROVISIONS

17.1	Entering into Force

These Organizational Regulations shall enter into force on the date of adoption by the Board of Directors; be it in a meeting or by circular resolution.

17.2	Review and Amendments

These Organizational Regulations shall be reviewed and if necessary amended on a regular basis by the Board of Directors.

18.	INDEMNIFICATION

The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any member of the Board of Directors or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director or officer of the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

The Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 18.

Zurich, Switzerland

August 11, 2011

The Chairman of the Board of Directors:

/s/ Evan G. Greenberg